EXHIBIT 10.1

CALPINE CORPORATION

RESTRICTED STOCK AGREEMENT
Pursuant to the Amended and Restated 2008 Equity Incentive Plan

This Restricted Stock Agreement ("Agreement"), entered into on May 13, 2014 (the "Grant Date"), which is the date on which the Grant described below was approved by the Compensation Committee of the Board of Directors of Calpine Corporation between Calpine Corporation, a Delaware corporation (the "Corporation"), and John B. Hill, (the "Employee"). Except as otherwise provided herein, or unless the context clearly indicates otherwise, capitalized terms not otherwise defined herein shall have the same definitions as provided in the Plan.
WHEREAS, to carry out the purposes of the Calpine Corporation 2008 Amended and Restated Equity Incentive Plan (the "Plan"), shares of restricted Common Stock (as defined below) are hereby granted to the Employee in accordance with this Agreement; and
WHEREAS, the Corporation and Employee agree as follows:
1.    Award of Common Stock. The Corporation hereby grants (the "Grant") to Employee 44,483 shares (the "Shares") of common stock, $.001 par value, of the Corporation ("Common Stock"), which shall be subject to the Restricted Period and the restrictions on transferability and risk of forfeiture set forth in Section 2 herein (collectively, the "Restrictions") and to the other provisions of this Agreement.
2.    Restricted Period.
(a)For a period of three (3) years commencing on the Grant Date (the "Restricted Period"), the Shares shall be subject to the Restrictions and any other restrictions as set forth herein. Except as otherwise provided herein, the Restrictions shall lapse and expire as to the Shares in accordance with the following schedule provided the Employee has been continuously employed by the Company from the Grant Date through the lapse date:

Lapse Date	Cumulative Percentage of Total Number of Shares as to Which Forfeiture Restrictions Lapse

Third Anniversary of the Grant Date	100%

Continuous employment includes any leave of absence approved by the Company or any Affiliate.

The Shares which are subject to the Restrictions shall hereinafter be referred to as "Restricted Shares." The Shares which are no longer subject to the Restrictions as set forth above and in paragraphs (f), (g) and (h) below shall hereinafter be referred to as "Transferable Shares."
(b)    The Corporation shall effect the issuance of the Shares out of authorized but unissued shares of Common Stock or out of treasury shares of Common Stock. The Employee’s ownership of the Restricted Shares shall be evidenced solely by a computerized book entry in the records of the Corporation’s stock transfer agent for the benefit of the Employee until such Restricted Shares become Transferable Shares as set forth in paragraph (a) above or paragraphs (f), (g) and (h) below. The Corporation shall place appropriate stop transfer instructions with respect to the Restricted Shares with the transfer agent for the Common Stock consistent with the Restrictions. Upon Restricted Shares becoming Transferable Shares, the Corporation shall effect the issuance and delivery of a certificate or certificates for such Transferable Shares to the Employee free of any legend reflecting the Restrictions, provided that the issuance and delivery of such Transferable Shares may be effected on a noncertificated basis, to the extent not prohibited by any applicable law or the rules of any stock exchange.
(c)    The Employee shall, during the Restricted Period, have all of the other rights of a stockholder with respect to the Shares including, but not limited to, the right to receive dividends, if any, as may be declared on such Restricted Shares from time to time, and the right to vote (in person or by proxy) such Restricted Shares at any meeting of stockholders of the Corporation. Any shares of Common Stock received as a dividend on or in connection with a stock split of the Shares shall be subject to the same restrictions as the Shares underlying such shares of Common Stock received on account of such stock dividend or split.
(d)    The Restricted Shares and the right to vote the Restricted Shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered and no such sale, assignment, transfer, exchange, pledge, hypothecation, or encumbrance, whether made or created by voluntary act of Employee or any agent of Employee or by operation of law, shall be recognized by, or be binding upon, or shall in any manner affect the rights of, the Corporation or any agent or any custodian holding certificates for the Restricted Shares during the Restricted Period, unless the Restrictions have then expired pursuant to the provisions of paragraph (a) above or paragraphs (f), (g) and (h) below. This provision shall not prohibit Employee from granting revocable proxies in customary form to vote the Shares.
(e)    Except as otherwise provided pursuant to this Agreement or the Plan, if the status of employment (hereinafter referred to as "employment") of Employee with the Corporation or its Affiliates shall terminate (including by reason of such an Affiliate ceasing to be an Affiliate of the Corporation), prior to the expiration of the Restricted Period for any reason, then, in that event, any Restricted Shares outstanding shall thereupon be forfeited by Employee to the Corporation, without payment of any consideration or further consideration by the Corporation, and neither the Employee nor any successors, heirs, assigns or legal representatives of Employee shall thereafter have any further rights or interest in the Restricted Shares, and Employee's name shall thereupon be deleted from the list of the Corporation's stockholders with respect to the Restricted Shares.
(f)    In the event the Employee's employment with the Corporation is terminated by reason of the Disability or death of the Employee at any time during the Restricted Period, all

Restrictions imposed on the Restricted Shares in accordance with the terms of the Plan and this Agreement shall lapse and the Restricted Shares shall thereby be Transferable Shares.
(g)    In the event the Employee is, or becomes, eligible to Retire, all Restrictions imposed on the Restricted Shares in accordance with the terms of the Plan and this Agreement shall lapse, and the Restricted Shares shall thereby be Transferable Shares, on the later to occur of: (i) the date the Employee initially becomes eligible to Retire and (ii) the one-year anniversary of the Grant Date.
(h)    Upon the occurrence of a Change in Control (as defined in the Plan), any Restrictions on the Restricted Shares set forth in this Agreement shall be deemed to have expired, and the Restricted Shares shall thereby be Transferable Shares.
(i)    If the employment of Employee with the Corporation shall terminate prior to the expiration of the Restricted Period, and there exists a dispute between Employee and the Corporation as to the satisfaction of the conditions to the release of the Shares from the Restrictions hereunder or the terms and conditions of the Grant, the Shares shall remain subject to the Restrictions until the resolution of such dispute, regardless of any intervening expiration of the Restricted Period, except that any dividends that may be payable to the holders of record of Common Stock as of a date during the period from termination of Employee's employment to the resolution of such dispute shall:
(i)    to the extent to which such dividends would have been payable to Employee on the Shares, be held by the Corporation as part of its general funds (unless such action would detrimentally affect Employee under Section 409A of the Code) and shall be paid to or for the account of Employee only upon, and in the event of, a resolution of such dispute in a manner favorable to Employee, and
(ii)    be canceled upon, and in the event of, a resolution of such dispute in a manner unfavorable to Employee.
3.    Taxes.
(a)    To the extent that the receipt of the Restricted Shares, Transferable Shares, or the lapse of any Restrictions results in income to Employee for federal, state or local income or other tax or social security purposes (or results in any taxes of any kind), Employee shall deliver to the Corporation at the time of such receipt or lapse, as the case may be, such amount of money or, if the Corporation so determines, shares of unrestricted Common Stock (or shall make other arrangements in accordance with Section 21 of the Plan) as the Corporation may require to meet its obligation under applicable tax and other laws or regulations, and, if Employee fails to do so, the Corporation is authorized to withhold from any cash or Common Stock remuneration then or thereafter payable to Employee any tax or other amount required to be withheld by reason of such receipt, lapse or resulting income.
(b)    Employee understands that Employee may elect to be taxed at the Grant Date rather than at the time the Restrictions lapse with respect to the Shares by filing an election under Section 83(b) of the Code with the Internal Revenue Service and by providing a copy of the election to the Corporation. EMPLOYEE ACKNOWLEDGES THAT HE OR SHE HAS BEEN INFORMED OF THE AVAILABILITY OF MAKING AN ELECTION IN ACCORDANCE WITH

SECTION 83(b) OF THE CODE; THAT SUCH ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE (AND A COPY OF THE ELECTION GIVEN TO THE COMPANY) WITHIN 30 DAYS OF THE GRANT OF AWARDED SHARES TO EMPLOYEE; AND THAT EMPLOYEE IS SOLELY RESPONSIBLE FOR MAKING SUCH ELECTION. Employee agrees to notify the Corporation promptly of any tax election made by Employee with respect to the Shares.
4.    Adjustments/Changes in Capitalization. This award is subject to the adjustment provisions set forth in Section 17 of the Plan.
5.    Compliance with Securities Laws. The Corporation shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Corporation shall not be obligated to issue any restricted or unrestricted common stock or other securities pursuant to this Agreement if the issuance thereof would result in a violation of any such law. It is intended that Transferable Shares shall be registered under the Securities Act of 1933 (the “1933 Act”). If Employee is an “affiliate” of the Corporation, as that term is defined in Rule 144 under the 1933 Act (“Rule 144”), such Employee may not sell the Transferable Shares except in compliance with Rule 144. Any certificates representing Transferable Shares issued to an “affiliate” of the Corporation may bear a legend setting forth such restrictions on the disposition or transfer of the Transferable Shares as the Corporation deems appropriate to comply with federal and state securities laws (and if the Transferable Shares are evidenced on a noncertificated basis, the Transferable Shares shall be subject to similar stop transfer instructions). The Employee acknowledges and understands that the Corporation may not be satisfying the current public information requirement of Rule 144 at the time the Employee wishes to sell the Transferable Shares or other conditions under Rule 144 which are required of the Corporation. If so, the Employee understands that Employee will be precluded from selling the securities under Rule 144 even if the one-year holding period (or any modification thereof under the Rule) of said Rule has been satisfied. Prior to the Employee's acquisition of the Transferable Shares, the Employee acquired sufficient information about the Corporation to reach an informed knowledgeable decision to acquire such securities. The Employee has such knowledge and experience in financial and business matters as to make the Employee capable of utilizing said information to evaluate the risks of the prospective investment and to make an informed investment decision. The Employee is able to bear the economic risk of his or her investment in the Shares. The Employee agrees not to make, without the prior written consent of the Corporation, any public offering or sale of the Shares although permitted to do so pursuant to Rule 144(k) promulgated under the 1933 Act, until all applicable conditions and requirements of Rule 144 (or registration of the shares of common stock issued pursuant to this Agreement under the 1933 Act) and this Agreement have been satisfied.
6.    Employment Relationship. Any questions as to whether and when there has been a termination of Employee’s employment with the Corporation or any Affiliate, and the cause of such termination, shall be determined by the Committee, with the advice of the employing corporation (if an Affiliate), and the Committee’s determination shall be final. Nothing in the Plan or this Agreement shall confer upon the Employee any right to continue to serve the Corporation or an Affiliate in the capacity in effect at the Grant Date (or otherwise) or at any particular rate of compensation or shall affect the right of the Corporation or an Affiliate (which right is hereby expressly reserved) to modify or terminate the employment of the Employee at any time with or without notice and with or without Cause. The Employee acknowledges and agrees that any right to lapse of the Restrictions is earned only by continuing as an employee of the Corporation or an Affiliate at the will of the Corporation or such Affiliate, or satisfaction of any other applicable terms and conditions contained in the Plan and this Agreement, and not through the act of being hired or receiving the Grant.
7.    Binding Effect. The terms and conditions hereof shall, in accordance with their terms, be binding upon, and inure to the benefit of, all successors of Employee, including, without limitation, Employee's estate and the executors, administrators, or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy, or representative of creditors of Employee. This Agreement shall be binding upon and inure to the benefit of any successors to the Corporation.
8.    Notice. All notices required to be given under this Agreement or the Plan shall be in writing and delivered in person or by registered or certified mail, postage prepaid, to the other party, in the case of the Corporation, at the address of its principal place of business (or such other address as the Corporation may from time to time specify), or, in the case of the Employee, at the Employee’s address set forth in the Corporation’s records; provided, however, any such notice to the Employee may be delivered electronically to the Employee’s email address set forth in the Corporation’s records. Each party to this Agreement agrees to inform the other party immediately upon a change of address. All notices shall be deemed delivered when received.
9.    Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled by binding arbitration in [Houston, Texas] by one arbitrator appointed in the manner set forth by the American Arbitration Association. Any arbitration proceeding pursuant to this paragraph shall be conducted in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association. Judgment may be entered on the arbitrators' award in any court having jurisdiction.
10.    Entire Agreement and Amendments. This Agreement and the Plan contain the entire agreement of the parties relating to the matters contained herein and supersede all prior agreements and understandings, oral or written, between the parties with respect to the subject matter hereof. This Agreement may be amended in accordance with Section 22 of the Plan.
11.    Separability. If any provision of this Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by the decision of any arbitrator or by decree of a court of last resort, the parties shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable to preserve the original intent of this Agreement to the extent legally possible, but all other provisions of this Agreement shall remain in full force and effect.
12.    Interpretation of the Plan and the Grant. In the event there is any inconsistency or discrepancy between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall prevail.
13.    Governing Law. The execution, validity, interpretation, and performance of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without giving effect to any conflicts-of-law principles, except to the extent pre-empted by federal law.

14.     Electronic Delivery And Signatures. The Corporation may, in its sole discretion, decide to deliver any documents related to the Grant or to participation in the Plan or to future grants that may be made under the Plan by electronic means or to request the Employee's consent to participate in the Plan by electronic means. Employee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Corporation or another third party designated by the Corporation. If the Corporation establishes procedures of an electronic signature system for delivery and acceptance of Plan documents (including this Agreement or any Award Agreement like this Agreement), Employee hereby consents to such procedures and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.
IN WITNESS WHEREOF, the Corporation has caused this Agreement to be duly executed by one of its officers thereunto duly authorized, and Employee has executed this Agreement, all as of the day and year first above written.

CALPINE CORPORATION

/s/ W. THADDEUS MILLER
W. Thaddeus Miller, Executive Vice President
Chief Legal Officer and Secretary

EMPLOYEE

/s/ JOHN B. HILL
John B. Hill